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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT is entered into on this _____ day of ________________, 2000, by and between OGLEBAY NORTON COMPANY, a Delaware corporation (the "Company"), and [NAME] ("Employee").

                              W I T N E S S E T H:

          WHEREAS, Employee is an executive and key employee who has been employed by Oglebay Norton Management Company (the "Subsidiary") and serves the Company as its [________________________________];

          WHEREAS, the Company desires to assure itself of continuity of management in the event of any threatened or actual Change in Control (as hereafter defined);

          WHEREAS, the Company desires to assure itself, in the event of any threatened or actual Change in Control, of the continued performance of services by Employee on an objective and impartial basis and without distraction by concern for [his][her] employment status and security;

          WHEREAS, Employee is willing to continue in the employ of the Company but desires assurance that [his][her] responsibilities and status as an executive of the Company or Subsidiary will not be adversely affected by any threatened or actual Change in Control;

          NOW, THEREFORE, the Company and Employee agree as follows:

          1.   Operation of Agreement.  This Agreement shall be effective and
               ----------------------
binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative unless and until there has been a Change in Control while Employee is in the employ of the Company. For purposes of this Agreement, a Change in Control shall have occurred if at any time any of the following events occurs:

          (a) a report is filed with the Securities and Exchange Commission (the "SEC") on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any "person" (as the term "person" is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder that a Change in Control of the Company has or may have
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     occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

          (c) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation's securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation;

          (d) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

          (e) during any period of 24 consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's Board of Directors (the "Board") unless the election, or nomination for election by the Company's shareholders, of more than one half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such 24 month period.

The first date on which a Change in Control occurs is referred to herein as the "Change in Control Date." Upon the occurrence of a Change in Control while Employee is in the employ of the Subsidiary, this Agreement shall become immediately operative subject, however, to the provisions of Paragraph 2, below.

          2.   Possible "Undoing" of a Change in Control.  If a report is filed
               -----------------------------------------
with the SEC disclosing that a person (the "Acquiror") is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities and, as a result of that filing, a Change in Control, as defined in Paragraph 1(a), above, occurs, while Employee is in the employ of the Company, then, as provided in Paragraph 1, above, this Agreement will become immediately operative. However, if:

          (a) a Change in Control as described in Paragraph 1(a) occurs while Employee is in the employ of the Subsidiary;

          (b) the Acquiror subsequently transfers or otherwise disposes of sufficient securities of the Company in one or more transactions, to a person or persons other than affiliates of the Acquiror or any persons with whom the Acquiror has agreed to act together for the purpose of acquiring, holding, voting or disposing of securities of the Company, so that, after such transfer or other disposition, the Acquiror is no longer the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities;

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               (c) at the time of the subsequent transfer or disposition that reduced the Acquiror's holdings to less than 10% as provided in (b), immediately above, no other event constituting a Change in Control had occurred; and

               (d) at the time of the subsequent transfer or other disposition that reduced the Acquiror's holdings to less than 10%, Employee's employment with the Subsidiary had not been terminated by the Subsidiary without cause or by Employee for good reason, then, for all purposes of this Agreement, the filing of the report constituting a Change in Control under Paragraph 1(a) shall be treated as if it had not occurred and this Agreement shall return to the status it had immediately before the filing of the report constituting a Change in Control under Paragraph 1(a). Accordingly, if and when a new Change in Control occurs, this Agreement will again become operative on the date of that new Change in Control.

               3.  Employment, Contract Period.
                   ---------------------------

               (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall cause the Subsidiary to continue to employ Employee and Employee shall continue in the employ of the Subsidiary for the period specified in Paragraph 3(b) (the "Contract Period"), in the position and with the duties and responsibilities set forth in Paragraph 4.

               (b) The Contract Period shall commence on the date of occurrence of a Change in Control (the "Change in Control Date") and, subject only to the provisions of Paragraph 11 below, shall continue for a period of thirty months to the close of business on the day (the "Contract Expiration Date") falling thirty months after the Change in Control Date.

               4.  Position, Duties, Responsibilities.  At all times during the
                   ----------------------------------
Contract Period, Employee shall:

               (a) hold the same position with substantially the same duties and responsibilities as an executive of the Subsidiary as Employee held immediately before the Change in Control Date and as those duties and responsibilities may be extended, from time to time during the Contract Period, by the Board with Employee's consent;

               (b) adhere to and implement the policies and directives promulgated, from time to time, by the Board;

               (c) observe all Company and Subsidiary policies applicable to executive personnel of the Company and Subsidiary; and

               (d) devote [his][her] business time, energy, and talent to the business of and to the furtherance of the purposes and objectives of the Company and the Subsidiary to

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     generally the same extent as [he][she] has so devoted [his][her] business time, energy, and talent before the Change in Control Date, and neither directly nor indirectly render any business, commercial, or professional services to any other person, firm, or organization for compensation without the prior approval of the Board.

Nothing in this Agreement shall preclude Employee from devoting reasonable periods of time to charitable and community activities or the management of [his][her] investment assets provided such activities do not materially interfere with the performance by Employee of [his][her] duties hereunder.

          5.   Compensation.  For services actually rendered by Employee on
               ------------
behalf of the Subsidiary during the Contract Period as contemplated by this Agreement, the Company shall cause to be paid to Employee a base salary at a rate equal to the highest of (a) the rate in effect immediately before the Change in Control Date, (b) the rate in effect exactly two years before the Change in Control Date, or (c) such greater rate as the Company may determine. The base salary shall be paid to Employee in the same increments and on the same schedule each month as in effect immediately before the Effective Date.
Employee shall not be entitled to any base salary during any period when [he][she] is receiving long-term disability benefits under the disability benefit arrangement provided to Employee by the Company. In addition, the Company shall also cause to be paid to Employee (a) in the event the Change in Control Date occurs between January 1 and March 1 of a calendar year, an annual bonus for the year immediately preceding the year in which the Change in Control Date occurs determined in accordance with the Company's bonus plan as in effect immediately prior to the Change in Control Date for the preceding calendar year, such bonus to be paid to Employee on the March 1 first following the Change in Control Date, (b) an annual bonus for the year in which the Change in Control Date occurs determined in accordance with the Company's bonus plan as in effect immediately prior to the Change in Control Date and at a level no less than the target amount thereunder for the year in which the Change in Control Date occurs (the "Bonus Amount"), such bonus to be paid to Employee on the March 1 first following the end of the calendar year in which the Change in Control Date occurs, and (c) an annual bonus equal to not less than the Bonus Amount for each of the next two calendar years beginning after the year in which the Change in Control Date occurs, payable in each case on the March 1 following the calendar year for which such bonus is paid or, if earlier, on the Contract Expiration Date.

          6.   Vacation.  Employee will be entitled to such periods of vacation
               --------
and sick leave allowance each year as are determined by the Subsidiary's vacation and sick leave policy for executive personnel as in effect immediately before the Change in Control Date or as may be increased from time to time thereafter. Neither vacation time nor sick leave allowance will be accumulated from year to year.

          7.   Other Company Plans, Benefits, and Perquisites.  During the
               ----------------------------------------------
Contract Period Employee shall be entitled to participate in the Company's Pension Plan applicable to salaried employees (the "Salaried Plan"); the Incentive Savings and Stock Ownership Plan; and every other employee benefit plan or arrangement not specifically referred to in this Agreement that is generally available to executive personnel of the Company and Subsidiary immediately

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before the Change in Control Date or that is specifically extended to Employee by the Company or the Subsidiary before the Change in Control Date, whether or not Employee is eligible to participate in such plan or arrangement on the date of this Agreement. Employee's participation in and benefits under any such plan or arrangement shall be on the terms and subject to the conditions specified in the governing document of the particular plan or arrangement as in effect immediately before the Change in Control Date, which terms and conditions shall not be amended during the Contract Period unless the benefits to Employee are at least as great under the plan or arrangement as amended (or under a substitute plan or arrangement) as were the benefits under the plan or arrangement as in effect immediately before the Change in Control Date. The Company or the Subsidiary will also provide Employee with such perquisites during the Contract Period as the Company or the Subsidiary customarily provided to similarly situated executive personnel in the period immediately before the Change in Control Date.

          8.   Additional Benefit.  If a Change in Control occurs and this
               ------------------
Agreement becomes operative and thereafter Employee's employment is terminated by the Subsidiary without cause or by Employee for good reason, whether such termination occurs before, on, or after the Contract Expiration Date, the Company shall cause to be paid and provided benefits to or with respect to Employee in such amounts and at such times so that the aggregate benefits payable to or with respect to Employee under the Salaried Plan and any Excess Benefit Plan maintained in connection with the Salaried Plan and under this Agreement with respect to the Salaried Plan and any such Excess Benefit Plan will be equal to the aggregate benefits that would have been paid to or with respect to Employee under the Salaried Plan and any such Excess Benefit Plan if Employee were exactly five years older than [his][her] actual age and [his][her] credit under the Salaried Plan and any such Excess Benefit Plan were equal to the greater of [his][her] actual service or the amount of service [he][she] is deemed to have under Paragraph 12(a)(ii), below. If Employee's employment is terminated after a Change in Control by the Company without cause or by Employee for good reason and Employee is entitled to additional benefits by virtue of the additional five years of deemed age provided for in this Paragraph 8, then the Company shall directly provide such benefits to Employee in the same manner as additional benefits are to be provided to Employee under Paragraph 12(a), below.

          9.   Priority of Paragraphs 2 and 8.  Paragraph 2 of this Agreement
               ------------------------------
shall take precedence over Paragraph 8 of this Agreement so that if a Change in Control occurs and is subsequently undone under Paragraph 2 of this Agreement, Employee will thereafter have no rights under Paragraph 8 of this Agreement unless and until a further Change in Control occurs.

          10.  Effect of Disability.  If during the Contract Period and before
               --------------------
[his][her] employment hereunder is otherwise terminated, Employee becomes disabled to such an extent that [he][she] is prevented from performing [his][her] duties hereunder by reason of physical or mental incapacity: (a) [he][she] shall be entitled to disability and other benefits at least equal to those that would have been available to [him][her] had the Subsidiary continued, throughout the period of Employee's disability, all of its programs, benefits, and policies with respect to disabled employees that were in effect immediately before the Change in Control; and (b) if [he][she] recovers from [his][her] disability before the end of the Contract Period, [he][she] shall be reinstated as an active employee for the remainder of the Contract Period under and subject to all

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of the terms of this Agreement including, without limitation, the Company's right to terminate Employee with or without cause under Paragraph 11.

          11.  Termination Following a Change in Control.  Following a Change in
               -----------------------------------------
Control:

          (a) Employee's employment hereunder will terminate without further notice upon the death of Employee;

          (b) The Subsidiary may terminate Employee's employment hereunder effective immediately upon giving notice of such termination:

               (i) for "cause," (A) if Employee commits an act of fraud, embezzlement, theft, or other similar criminal act constituting a felony and involving the Company's business or (B) if Employee breaches [his][her] agreement with respect to the time to be devoted to the business of the Company and the Subsidiary set forth in Paragraph 4(d) hereof and fails to cure such breach within 30 days of receipt of written notice of such breach from the Board; or

               (ii)  without cause at any time; and

          (c) Employee may terminate [his][her] employment hereunder effective immediately upon giving of notice of such termination:

               (i)   without cause at any time; or

               (ii) for "good reason," which, for purposes of this Agreement shall mean the occurrence of any of the following:

                     (A) any reduction in base salary or position or any material reduction in responsibilities or duties contemplated for Employee under this Agreement or any material reduction in the aggregate of employee benefits, perquisites, or fringe benefits contemplated for Employee under this Agreement, provided that any particular reduction described in this clause (A) shall constitute "good reason" only if Employee terminates [his][her] employment within six months of the date of the reduction;

                     (B) any good faith determination by Employee that, as a result of fundamental differences of opinion between Employee and the Board as to the goals of the Company or the Subsidiary, Employee is unable to carry out the responsibilities and duties contemplated for Employee under this Agreement, provided that any determination by Employee described in this clause (B) shall constitute "good reason" only if Employee terminates [his][her] employment within six months of the Change in Control Date; or

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                    (C) any material change in the geographic location of
          Employee's principal place of employment (e.g., if Employee's principal place of employment is in Cleveland, Ohio, a change to a location outside of the greater Cleveland metropolitan area), provided that any such change described in this clause (C) shall constitute "good reason" only if Employee terminates [his][her] employment within six months of the date of the Employee receives notice of the change in location.

          12.  Severance Compensation.
               ----------------------

          (a) If, before the Contract Expiration Date, Employee's employment is terminated by the Subsidiary without cause or by Employee for good reason, then, except as provided in Paragraph 12(b), 12(c), or 12(d), the Company shall cause to be paid and provided to Employee base salary at the highest monthly rate payable to Employee during the Contract Period and annual bonus awards as described in Paragraph 5, to be paid at the times provided in Paragraph 5 hereof through the last to occur of (x) the expiration of six months after the effective date of the termination, and
     (y) the Contract Expiration Date (such last-to-occur date is hereinafter referred to as the "Severance Benefits Termination Date"); and the following benefits for a period of twelve months following the Contract Expiration Date:

               (i) coverage under the Company's medical insurance plan, short-term disability plan, long-term disability plan, salary continuation arrangement, disability benefit arrangement, and executive life insurance benefit (provided that [he][she] became eligible to participate therein prior to the date [his][her] employment is terminated), each as in effect on the Change in Control Date (or, if subsequently amended to increase benefits to Employee or [his][her] dependents, as so amended) and each as if Employee's employment had continued through the Severance Benefits Termination Date; and

               (ii) coverage and service credit under the Salaried Plan and any Excess Benefit Plan maintained in connection with the Salaried Plan under which [he][she] is eligible to participate so that the aggregate benefits payable to or with respect to the Employee under the Salaried Plan and any such Excess Benefit Plan will be equal to the aggregate benefits that would have been paid to or with respect to Employee under the Salaried Plan and any such Excess Benefit Plan if Employee's employment had continued through the Severance Benefits Termination Date.

     If any of the benefits to be provided under one or more of the plans, agreements, or arrangements specified above cannot be provided through that plan, agreement, or arrangement to Employee following termination of [his][her] employment, the Company shall cause the full equivalent of such benefits to Employee. For example, since it is not possible to provide additional service credit directly through the Salaried Plan, if Employee becomes entitled to an additional 18 months of service credit under the

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     Salaried Plan pursuant to (ii) above, the Company will be required to cause payment to Employee, from its general assets or those of its Subsidiary, on each date on which Employee receives a payment from the Salaried Plan, a supplemental payment equal to the amount by which that particular payment under the Salaried Plan would have been increased if Employee's total service credit under the Salaried Plan were 18 months greater than is actually the case. In addition, if in these circumstances any payments become due under the Salaried Plan with respect to Employee following [his][her] death, the Company will be obligated to cause similar supplemental payments with respect to Employee to be made on the dates on which payments are made with respect to Employee under the Salaried Plan.

               (b) Notwithstanding the foregoing provisions of Paragraph 15(a), the Company shall cause any benefit to which Employee becomes entitled pursuant to the provisions of Paragraph 8 or 12(a) under the Salaried Plan or the Excess Benefit Plan including, in the event Employee is not fully vested under the provisions of either, the present value of any otherwise forfeitable benefit thereunder, to be paid in a single sum to Employee as soon as practicable, but not more than thirty days following [his][her] termination of employment, with present value determination to be made based on actuarial factors for single sum payments set forth in the Salaried Pension Plan.

               (c) If Employee becomes entitled to compensation and benefits pursuant to Paragraph 12(a), [he][she] shall use reasonable efforts to seek other employment, provided, however, that [he][she] shall not be required to accept a position of less importance and dignity or of substantially different character than that of [his][her] position with the Subsidiary, nor shall [he][she] be required to accept a position outside the geographic area in which [he][she] resides on the Change in Control Date. The Company's and the Subsidiary's obligations under items (i) and (ii) of Paragraph 12(a) will be offset by payments and benefits received by Employee from another employer to the following extent:

                   (i) The obligation to pay any particular installment of base salary following Employee's termination will be offset, on a dollar for dollar basis, by any base salary received by Employee from another employer before the date on which the installment of base salary is payable by the Company or the Subsidiary.

                   (ii) To the extent that Employee is provided medical, dental, or short-term or long-term disability income protection benefits by another employer during any period, the Company will be relieved of its obligation to provide such benefits to Employee. For example, if a new employer provides Employee with a medical benefits plan that pays $500.00 for a specific claim made by Employee and the Company's medical insurance plan would have paid $750.00 for that claim, then the Company will be obligated to pay Employee $250.00 with respect to that claim.

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     Other than as provided in this Paragraph 12(c), Employee shall have no duty to mitigate the amount of any payment or benefit provided for in this Agreement.

          (d) If during any period in which Employee is entitled to payments or benefits under Paragraph 12(a) Employee materially and willfully breaches [his][her] agreement with respect to confidential information set forth in Paragraph 13 hereof and such breach directly causes the Company or the Subsidiary substantial and demonstrable damage, then the Company will be relieved of its obligations under Paragraph 12(a) hereof as of the first day of the month immediately following the date of such material breach.

          (e) If Employee dies on or before the Severance Benefits Termination Date or, with respect to benefits, the Contract Expiration Date, and immediately before [his][her] death [he][she] is entitled to payments or benefits under Paragraph 12(a), the Company will be relieved of its obligations under Paragraph 12(a) with respect to base salary and bonus payments as of the first day of the month immediately following the month in which Employee dies and thereafter the Company will cause to be provided to Employee's beneficiaries and dependents salary continuation payments, benefits under any Excess Benefits Plan (as supplemented by item (ii) of Paragraph 12(a)), and continuing medical and dental benefits to the same extent (subject to reduction for payments or benefits from a new employer under Paragraph 12(c)) as if Employee's death had occurred while Employee was in the active employ of the Subsidiary.

          13.  Confidential Information.  Employee agrees that [he][she] will
               ------------------------
not, during the term of the Agreement or at any time thereafter, either directly or indirectly, disclose or make known to any other person, firm, or corporation any confidential information, trade secret, or proprietary information of the Company or the Subsidiary that Employee may acquire in the performance of Employee's duties hereunder. Upon the termination of Employee's employment with the Subsidiary, Employee agrees to deliver forthwith to the Subsidiary any and all literature, documents, correspondence, and other materials and records furnished to or acquired by Employee during the course of such employment.

          14.  Costs of Enforcement.  The Company shall pay and be solely
               --------------------
responsible for any and all costs and expenses (including attorneys' fees) incurred by Employee in seeking to enforce the Company's obligations under this Agreement unless and to the extent a court of competent jurisdiction determines that the Company was relieved of those obligations because (a) the Subsidiary terminated Employee for cause (as determined under Paragraph 11(b)(i) hereof),
(b) Employee voluntarily terminated [his][her] employment other than for good reason (as determined under Paragraph 11(c)(ii) hereof), or (c) Employee materially and willfully breached [his][her] agreement with respect to confidential information and such breach directly caused substantial and demonstrable damage to the Company. The Company shall forthwith pay directly or reimburse Employee for any and all such costs and expenses upon presentation by Employee or by counsel selected from time to time by Employee of a statement or statements prepared by Employee or by such counsel of the amount of such costs and expenses. If and to the extent a court of competent jurisdiction renders a final binding judgment determining that the Company was relieved of its obligations for any of the reasons set forth in (a), (b), or (c) above,

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Employee shall repay the amount of such payments or reimbursements to the
Company. In addition to the payment and reimbursement of expenses of enforcement provided for in this Paragraph 14, the Company shall pay to Employee in cash, as and when the Company makes any payment on behalf of, or reimbursement to, Employee, an additional amount sufficient to pay all federal, state, and local taxes (whether income taxes or other taxes) incurred by Employee as a result of
(x) payment of the expense or receipt of the reimbursement, and (y) receipt of the additional cash payment. The Company shall also pay to Employee interest (calculated at the Base Rate from time to time in effect at National City Bank, Cleveland, Ohio, compounded monthly) on any payments or benefits that are paid or provided to Employee later than the date on which due under the terms of this Agreement.

          15.  Excise Tax Gross-Up Payments.
               ----------------------------

          (a) In the event it shall be determined following a Change in Control that any payment or distribution by the Company or the Subsidiary or other amount with respect to the Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 15 (a "Payment"), is (or will be) subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are (or will be) incurred by Employee with respect to the excise tax imposed by Section 4999 of the Code with respect to the Company (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), Employee shall be entitled to receive an additional cash payment (an "Excise Tax Gross-Up Payment") from the Company in an amount equal to the sum of the Excise Tax and an amount sufficient to pay the cumulative Excise Tax and all cumulative income taxes (including any interest and penalties imposed with respect to such taxes) relating to the Excise Tax Gross-Up Payment so that the net amount retained by Employee is equal to all payments received pursuant to the terms of this Agreement or otherwise less income taxes (but not reduced by the Excise Tax).

          (b) Subject to the provisions of Paragraph 15(c), all determinations required to be made under this Paragraph 15, including whether and when an Excise Tax Gross-Up Payment is required and the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at the determination, shall be made by a nationally recognized certified public accounting firm designated by Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Employee within 30 days after the receipt of notice from Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that at any time relevant to this Agreement the Accounting Firm is serving as accountant or auditor for the individual, entity or group or person effecting the Change in Control, Employee shall appoint another nationally recognized certified public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Excise Tax Gross-Up Payment, as determined in accordance with this Paragraph 15, shall be paid by the Company to Employee within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Employee, it shall so indicate to Employee in writing. Any determination by the Accounting Firm shall be binding upon the Company and Employee. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Excise Tax Gross-Up Payments that the Company should have made will not have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies in accordance with Paragraph 15(c) and Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of Underpayment that has occurred and the Underpayment shall be promptly paid by the Company to or for the benefit of Employee.

          (c) Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require an Excise Tax Gross-Up Payment (that has not already been paid by the Company). The notification shall be given as soon as practicable but no later than ten business days after Employee is informed in writing of the claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. Employee shall not pay the claim prior to the expiration of the 30-day period following the date on which Executive gives notice to the Company or any shorter period ending on the date that any payment of taxes with respect to the claim is due. If the Company notifies the Employee in writing prior to the expiration of the 30-day period that it desires to contest the claim, Employee shall:

               (i) give the Company any information reasonably requested by the Company relating to the claim;

               (ii) take any action in connection with contesting the claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order effectively to contest the claim; and

               (iv) permit the Company to participate in any proceedings related to the claim.

     The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Paragraph 15, the Company shall control all proceedings taken in

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

     connection with the contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of the claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine. If the Company directs Employee to pay the claim and sue for a refund, the Company shall advance the amount of payment to Employee, on an interest-free basis, and shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance; and any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which the contested amount is claimed to be due shall be limited solely to the contested amount. The Company's control of the contest shall be limited to issues with respect to which an Excise Tax Gross-Up Payment would be payable hereunder and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by Employee of an amount advanced by the Company pursuant to Paragraph 15(c), Employee becomes entitled to receive any refund with respect to the claim, Employee shall, subject to the Company's compliance with the requirements of Paragraph 15(c), promptly pay to the Company the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to Paragraph 15(c), a determination is made that Employee shall not be entitled to any refund with respect to the claim and the Company does not notify the Employee in writing of its intent to contest the denial of refund prior to the expiration of 30 days after the determination, then the advance shall be forgiven and shall not be required to be repaid and the amount of the advance shall offset, to the extent thereof, the amount of Excise Tax Gross-Up Payment required to be paid.

          16.  Outplacement.  Following any termination of employment occurring
               ------------
after a Change in Control other than for cause as described in Paragraph 11(b), whether such termination occurs during or after the Contract Period, the Company shall provide to Employee at its expense full executive level outplacement services to assist Employee in securing suitable employment, such outplacement services to be provided by a party selected by Employee, provided that Employee must select and commence use of such services within six months of [his][her] date of termination of employment with the Subsidiary and all other affiliates of the Company.

          17.  Employment Rights.  Nothing expressed or implied in this
               -----------------
Agreement shall create any right or duty on the part of the Company, the Subsidiary, or Employee to have Employee remain in the employ of the Subsidiary before any Change in Control and Employee shall have no rights under this Agreement if [his][her] employment with the Subsidiary is terminated for any reason or for no reason before any Change in Control. Nothing expressed or implied in this Agreement shall create any duty on the part of the Company or the Subsidiary to continue in effect, or continue to provide to Employee, any plan or benefit unless and until a Change in Control occurs. If, before a Change in Control, the Company or the Subsidiary ceases to provide any plan or benefit to Employee, nothing in this Agreement shall be construed to require the Company or the Subsidiary to reinstitute that plan or benefit to Employee upon the later occurrence of a Change in Control.

          18.  Notices.  For purposes of this Agreement, all communications
               -------
provided for herein shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (Attention: President) at its principal executive office and to Employee at [his][her] principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          19.  Assignment, Binding Effect.
               --------------------------

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (b) This Agreement shall be binding upon Employee and this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee and [his][her] personal or legal representatives, executors, or administrators. No right, benefit, or interest of Employee hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation, or to execution, attachment, levy, or similar process; except that Employee may assign any right, benefit, or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit, or interest.

          20.  Invalid Provisions.
               ------------------

          (a) Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect.

          (b) In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable, the parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provision held invalid or unenforceable.

          21.  Modification.  No modification, amendment, or waiver of any of
               ------------
the provisions of the Agreement shall be effective unless in writing, specifically referring hereto, and signed by both parties.

          22.  Waiver of Breach.  The failure at any time to enforce any of the
               ----------------
provisions of this Agreement or to require performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement in accordance with the terms hereof.

          23.  Entire Agreement.  This Agreement forms the entire agreement
               ----------------
between the parties hereto with respect to the subject matter contained in this Agreement and, except as otherwise provided herein, shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment, whether in writing or otherwise.

          24.  Governing Law.  This Agreement has been made in and shall be
               -------------
governed and construed in accordance with the laws of the State of Ohio.

          IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the day and year first above written.

                              OGLEBAY NORTON COMPANY

                              By:________________________________________
                                    John N. Lauer, President and Chief
                                    Executive Officer



                              ___________________________________________
                              [NAME]

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